As filed with the Securities and Exchange Commission on  August 30, 2005




             Registration No. 333-122936

--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549




                         AMENDMENT NO.5 TO THE FORM SB-2




                             REGISTRATION STATEMENT

                        UNDER THE SECURITIES ACT OF 1933

                             YTB INTERNATIONAL, INC.
             (Exact name of registrant as specified in its charter)

             Delaware                 0-18412              11-2602120
------------------------              -------      -------------------------
(State or other Jurisdiction of     (Commission    (IRS Employer  Identification
Incorporation)                      File Number)             Number)

560 Sylvan Avenue--Suite 300                  Carl N. Duncan, Esq.
Attn:   Michael Y.  Brent, CEO                5718 Tanglewood Drive
Englewood Cliffs, New Jersey 07632            Bethesda,  Maryland 20817
(800) 669-9000                                (301) 263-0200
(Address, including zip code,                 (Name, address, including zip
and telephone number, including               code, and telephone  number,
area code, of  Registrant's                   including area code, of agent for
principal executive office)                   service)

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of the Registration Statement and up to nine (9) months thereafter or until such earlier time that all the shares registered hereunder have been sold.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: [ ].

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box: [x].

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering. [ ].

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, check the following box and list the Securities Act Registration Statement number of the earlier effective registration statement for the same offering. [ ].

If delivery of the Prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ].


* This Registration No.333-122936 was originally filed as a Form S-3 with the Securities And Exchange Commission on February 22,2005. For technical reasons, such Registration Statement should have been filed as a Form SB-2. Accordingly, this "AMENDMENT NO.5 TO THE FORM SB-2" (as well as Amendments No. 1, 2,3 and 4 hereto adopts the same Registration No.333-122936.

                         CALCULATION OF REGISTRATION FEE

======================================================================================================
  Title of Each Class       Amount to be     Proposed Maximum   Proposed Maximum      Amount of
  of Securities to be        Registered      Offering Price **      Aggregate        Registration
       Registered                            per Share           Offering Price **       Fee **
- ------------------------------------------------------------------------------------------------------

Shares of Common              3,000,000           $1.34             $4,020,000         $473.15
         Stock                  Shares
======================================================================================================

** Based on the February 14, 2005 last reported sale price of YTB International, Inc. common shares on the NASD Over-the-Counter Bulletin Board ("OCTBB"). Such fees were previously paid when this Registration No. 333-122936 was originally filed on February 22,2005.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until Registrant shall file an amendment which specifically states that the Registration Statement shall thereafter become effective in accordance with Section 8 (a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The sole purpose of this Amendment No. 5 is to provide the attached Request for Acceleration and Representations Letter executed by Registrant's Chief Executive Officer. Concurrently such request and letter have been redated consistent with today's filing date

              [GRAPHIC OMITTED][GRAPHIC OMITTED][GRAPHIC OMITTED]



                             YTB INTERNATIONAL, INC



                                August 30, 2005


U.S. Securities and Exchange Commission
100 F Street, N. E.
Washington, D.C.  20549


Re:      YTB International, Inc  (the "Company")
         Pre-Effective Amendment No. 5 to the Form SB-2
         File No. 333-122936

Dear Examiner:

Pursuant to Securities and Exchange Commission Rule 461, the Company requests acceleration for the above referenced Registration Statement for today, August 30, 2005 at 2:00PM or as soon as practicable thereafter. Thank you, in advance, for your assistance and cooperation.


                                         Very truly yours,

                                        /s/ Michael Y. Brent
                                          ------------------
                                            Michael Y. Brent
                                            Director and Chief Executive Officer


Enclosure
                 560 Sylvan Avenue - Englewood Cliffs - NJ 07632
                Tel: (201) 567-8500 Ext. 22 - Fax: (201) 567-3265
                              mbrent@rezconnect.com
                             NASDAQ: [otcbb] YTBL.0B

              [GRAPHIC OMITTED][GRAPHIC OMITTED][GRAPHIC OMITTED]



                             YTB INTERNATIONAL, INC

                                 August 30, 2005
U.S. Securities and Exchange Commission
100 F Street, N. E.
Washington, D.C.  20549

Re:      YTB International, Inc  (the "Company")
         Pre-Effective Amendment No. 5 to the Form SB-2
         File No. 333-122936

Dear Examiner:

         As reflected in the attached letter prepared and filed pursuant to SEC Rule 461, the Company has requested acceleration for the above referenced
Registration Statement for Tuesday, August 30, 2005 at 2PM or as soon as practicable thereafter. In conjunction with that request, the staff's August 23, 2005 comment letter requested the Company to acknowledge the following (which we hereby do):

     (1) Should the Commission or the staff, acting pursuant to delegated authority, declare the Form SB-2 Registration Statement effective, we understand that does not foreclose the Commission from taking any action with respect to the filing;
     (2) Any action of the Commission or the staff, acting pursuant to delegated authority in declaring the filing effective, does not relieve the Company from its full responsibility for the adequacy and accuracy of the disclosure in the Form SB-2, any amendments and/or the associated Prospectus; and
     (3) The Company specifically acknowledges that it will not assert this action by the Commission as a defense in any proceeding that might be initiated by the Commission or any person under the federal securities laws of the United States.

Thank you, in advance, for your assistance and cooperation. Should you require any further information or have any questions, please feel free to call our corporate and securities counsel, Carl N. Duncan, or me.

                                         Very truly yours,

                                        /s/ Michael Y. Brent
                                          ------------------
                                            Michael Y. Brent
                                            Chief Executive Officer


Enclosure
                 560 Sylvan Avenue - Englewood Cliffs - NJ 07632
                Tel: (201) 567-8500 Ext. 22 - Fax: (201) 567-3265
                              mbrent@rezconnect.com
                             NASDAQ: [otcbb] YTBL.0B

                                   SIGNATURES




Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 (via Amendment No. 2 thereto) and has duly caused this Amendment No. 5 to the Form SB-2 Registration Statement to be signed on its behalf by the Undersigned, thereunto duly authorized, in the City of Englewood Cliffs, State of New Jersey, on the 30th day of August 2005.





                                       YTB INTERNATIONAL, inc.

                                       By:  /s/ Michael Y. Brent
                                       -------------------------
                                       Michael Y. Brent, Chief Executive Officer


Pursuant to the requirements of the Securities Act of 1933, this Form SB-2 (and associated Amendment to the Form S-3 filed February 22, 2005, withdrawing the latter) Registration Statement has been signed below by the following persons in their respective capacity as officer and/or director of the Registrant on the date indicated.


    Signatures/Title                                          Date
    ----------------                                          ----



    /s/ Lloyd J. Tomer                                         August 30, 2005

    ------------------
    Lloyd J. Tomer, Chairman of the Board


    /s/ Michael Y. Brent                                       August 30, 2005

    --------------------
    Michael Y. Brent, Director and Chief Executive Officer


    /s/ J. Scott Tomer                                         August 30, 2005

    ------------------
    J. Scott Tomer, Director and President


    /s/ J. Kim Sorensen                                        August 30, 2005

    -------------------
    J. Kim Sorensen, Director and Treasuer



    /s/ Derek J. Brent                                         August 30, 2005

    ------------------
    Derek J. Brent, Director and Secretary


    /s/ Harold Kestenbaum                                      August 30, 2005

    ---------------------
    Harold Kestenbaum, Director



                                     SB-2-1